IN THE ELEVENTH JUDICIAL CIRCUIT COURT
                                          IN MIAMI-DADE COUNTY, FLORIDA
                                          GENERAL JURISDICTION DIVISION

                                          CASE NO.          00-32262 CA 03
In Re:

MORTGAGE.COM, INC.

                  Assignor,

TO:

LEWIS B. FREEMAN,

                  Assignee.
---------------------------------/


                     ORDER GRANTING EX PARTE MOTION TO HAVE
            PRE-ASSIGNMENT BANK ACCOUNTS REMAIN OPEN WITH NAME CHANGE
            ---------------------------------------------------------

         THIS CAUSE came before this court on the Lewis B. Freeman's, Assignee for the Benefit of Creditors of Mortgage.com, Inc., Emergency Agreed ex Parte Motion to Have Pre-Assignment Bank Accounts Remain Open with Name Change (the "Motion"), the Court having reviewed the file and the Motion, and being otherwise fully advised, it is

         ORDERED AND ADJUDGED:

         1.   The Motion is GRANTED, and

         2. Lewis B. Freeman, the Assignee, is authorized change the name on Bank One accounts, i.e., account numbers 9415505, 5234069, 5234034, and 5234077, from Mortgage.com, Inc. to Lewis B. Freeman, Assignee, and

         2. These pre-assignment Bank One accounts, i.e., account numbers 9415505, 5234069, 5234034, and 5234077, should remain open for the processing of open receivables from the sale of the mortgages.

         DONE AND ORDERED at Miami-Dade County, Florida on December ______,
2000.


                                             /s/ Judge Stuart M. Simons
                                         ---------------------------------------
                                                CIRCUIT COURT JUDGE

Copies furnished to:
Ilan Markus, Esquire
Mr. Markus is directed to mail a conformed copy of this order immediately upon receipt to all interested parties.